Exhibit 99.1

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment Corporation Announces Appointment of

Andrew Africk to its Board of Directors

CENTRAL ISLIP, N.Y., (Business Wire) – May 29, 2024 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition and thermal process equipment, announced today it had appointed Andrew Africk to its Board of Directors. The Board of Directors also approved an expansion of the number of directors from the current level of six to seven.

“We are delighted that Mr. Africk has agreed to join our Board,” said Lawrence J. Waldman, Chairman of CVD Equipment Corporation’s Board of Directors. “We appreciate his support of the company as our largest shareholder, and we welcome his extensive corporate and financial experience that will be invaluable to our Board of Directors and executive management team.”

Mr. Africk is the founder of Searay Capital LLC, a private investment company. Mr. Africk established Searay Capital in July 2013 after 21 years leading private equity and capital markets investments for Apollo Global Management. As a Senior Partner at Apollo, Mr. Africk was responsible for investments in technology and communications, and he has 30 years of experience financing, analyzing and investing in public and private companies. Mr. Africk graduated from UCLA with a B.A. in Economics, from the University of Pennsylvania Law School with a J.D., and from the University of Pennsylvania’s Wharton School of Business with an MBA.

Manny Lakios, President and CEO of CVD Equipment Corporation, also commented, “I am very pleased to have Mr. Africk join our Board of Directors. His in-depth knowledge of the technology sector will add an additional perspective and allow him to contribute as a member of the Board of Directors strategically as we focus on key markets of high power electronics, battery materials, aerospace and industrial applications.”

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, thermal processing, physical vapor transport, gas and chemical delivery control systems, and other equipment and process solutions used to develop and manufacture materials and coatings for industrial applications and research. Our products are used in production environments as well as research and development centers, both academic and corporate. Major target markets include high power electronics (silicon carbide), EV battery materials / energy storage (carbon nanotubes, graphene and silicon nanowires), aerospace & defense (ceramic matrix composites) and industrial applications. Through its application laboratory, the Company allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

www.cvdequipment.com | www.firstnano.com | www.stainlessdesign.com

enabling tomorrow’s technologies™

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, competition in our existing and potential future product lines of business, including our PVT systems; our ability to obtain financing on acceptable terms if and when needed; uncertainty as to our ability to develop new products for the high power electronics market; uncertainty as to our future profitability; uncertainty as to any future expansion of the Company; uncertainty as to our ability to adequately obtain raw materials and components from foreign markets in light of geopolitical developments; and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance is not a guarantee of future results.

For further information about this topic please contact:

Richard Catalano, Executive Vice President & CFO

Phone: (631) 981-7081

Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

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